Exhibit 99.1

AGILYSYS ANNOUNCES RECORD REVENUE OF $76.7M IN FISCAL 2026 FIRST QUARTER

Includes Subscription Revenue Growth of 44%

Quarter Adjusted EBITDA of $12.5M and Adjusted EPS of $0.33

Raises Full Year Subscription Revenue Growth Guidance to 27%

ALPHARETTA, GA – July 21, 2025 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions and services, today reported results for its fiscal 2026 first quarter ending June 30, 2025.

Summary of Fiscal 2026 First Quarter Financial Results

•
Total net revenue increased 20.7% to a record $76.7 million compared to total net revenue of $63.5 million in the comparable prior-year period.
•
Recurring revenue (comprising subscription and maintenance charges) was a record $48.6 million, or 63.4% of total net revenue, compared to $38.0 million, or 59.9% of total net revenue for the same period in fiscal 2025. Subscription revenue increased 44.3% year-over-year and was 65.6% of total recurring revenue compared to 58.1% of total recurring revenue in the first quarter of fiscal 2025.
•
Gross margin was 61.7% in the fiscal 2026 first quarter compared to 62.8% in the comparable prior-year period.
•
Net income in the fiscal 2026 first quarter was $4.9 million, or $0.17 per diluted share, compared to $14.1 million, or $0.50 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $12.5 million compared to $12.1 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.33 per share in the fiscal 2026 first quarter compared to $0.30 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the fiscal 2026 first quarter was $(5.0) million compared to free cash flow of $0.2 million in the fiscal 2025 first quarter (reconciliation included in financial tables). Ending cash balance was $55.6 million compared to ending cash balance of $73.0 million as of fiscal 2025 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “We are pleased to report our 14th consecutive record revenue quarter representing an approximate 21% year-over-year top line growth driven by 44% growth in subscription revenue including Book4Time and 16% growth in professional services revenue.

Fiscal 2026 first quarter, April to June, was our second highest selling success quarter, 24% higher than the comparable prior year period, measured in annual contract value terms. We continue to enjoy excellent selling momentum with consistent, robust demand for the modernized state-of-the-art cloud-native ecosystem of hospitality focused software solutions. Strong sales drove the recurring and services revenue backlog to record levels, despite strong implementation success and record services revenue.

Given the current sales and project implementation velocity, we expect full fiscal year 2026 subscription revenue to grow 27% year-over-year, higher than the original guidance of 25%. The remaining components of our guidance remain unchanged. As previously stated, all these guidance numbers exclude any significant subscription revenue contribution from the major PMS project that we continue to make good progress on” Srinivasan concluded.

Fiscal 2026 Outlook

The Company is raising full year subscription revenue growth guidance to 27% year-over-year while maintaining full year fiscal 2026 total revenue to be $308 million to $312 million. Adjusted EBITDA expectations remain at 20% of revenue for the full fiscal year. Subscription revenue growth expectations exclude any material revenue from the large scale PMS project currently in progress.

Dave Wood, Chief Financial Officer, commented, “We are very pleased with the continued business momentum during Q1, especially with increasing sales and faster deployment of subscription revenue projects causing us to raise expectations to 27% growth over the prior fiscal year. Sales remained strong throughout the quarter, including with respect to point of sale products compared to the prior year. We are continuing to execute at the elevated levels we saw as we exited fiscal year 2025 and are well positioned to achieve our 2026 fiscal year financial plan.”

2026 First Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, July 21, 2025, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register-conf.media-server.com/register/BI5fd78d369536434fa424efe4f0122f4a. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register 15 minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties can also access the conference call live through the Events and Presentations section of the Investor Relations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “outlook,” “forecast,” “preliminary,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “would,” “could,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2026 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated herein and in other filings and statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our fiscal 2026 guidance, maintaining sales momentum, the company's ability to convert the backlog into revenue, and the Risk Factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company's current combined federal and state income statutory tax rate and tax events as defined in the accompanying tables and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art software solutions and services that help organizations achieve High Return Hospitality™ by maximizing Return on Experience (ROE) through interactions that make ‘personal’ profitable. Customers around the world use Agilysys Property Management Systems (PMS), Point-of-Sale (POS) solutions and Food & Beverage Inventory and Procurement (I&P) systems to consistently delight guests, retain staff and grow margins. Agilysys’ 100%

hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Senior Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except per share data)	2025	2024
Net revenue:
Products	$9,954	$9,874
Subscription and maintenance	48,623	38,043
Professional services	18,098	15,595
Total net revenue	76,675	63,512
Cost of goods sold:
Products	6,199	5,226
Subscription and maintenance	9,983	8,108
Professional services	13,199	10,310
Total cost of goods sold	29,381	23,644
Gross profit	47,294	39,868
Gross profit margin	61.7%	62.8%
Operating expenses:
Product development	17,454	14,720
Sales and marketing	11,793	7,014
General and administrative	10,755	10,483
Depreciation of fixed assets	944	838
Amortization of internal-use software and intangibles	1,457	251
Other charges, net	256	550
Legal settlements	114	265
Total operating expense	42,773	34,121
Operating income	4,521	5,747
Other income (expense):
Interest income	447	1,782
Interest expense	(217)	—
Other income (expense), net	98	(157)
Income before taxes	4,849	7,372
Income tax benefit	(41)	(6,734)
Net income	$4,890	$14,106

Weighted average shares outstanding - basic	27,794	27,134

Net income per share - basic:	$0.18	$0.52

Weighted average shares outstanding - diluted	28,289	28,127

Net income per share - diluted:	$0.17	$0.50

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	June 30, 2025 (Unaudited)	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$55,564	$73,041
Accounts receivable, net of allowance for expected credit losses of $925 and $627, respectively	35,057	31,529
Contract assets	3,814	4,523
Inventories	6,623	5,174
Prepaid expenses and other current assets	7,469	9,260
Total current assets	108,527	123,527
Property and equipment, net	16,200	16,718
Operating lease right-of-use assets	16,154	17,114
Goodwill	136,103	130,640
Intangible assets, net	71,993	70,802
Deferred income taxes, non-current	67,099	66,520
Other non-current assets	9,970	9,049
Total assets	$426,046	$434,370
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,279	$12,388
Contract liabilities	65,389	70,654
Accrued liabilities	12,284	22,324
Operating lease liabilities, current	5,602	5,658
Total current liabilities	97,554	111,024
Deferred income taxes, non-current	11,526	10,986
Operating lease liabilities, non-current	16,306	17,304
Debt, non-current	12,000	24,000
Other non-current liabilities	5,441	5,170
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 28,035,462 and 28,015,775 shares outstanding at June 30, 2025 and March 31, 2025, respectively	10,003	10,003
Treasury shares, 5,306,826 and 5,326,513 at June 30, 2025 and March 31, 2025, respectively	(1,595)	(1,600)
Capital in excess of stated value	114,996	109,785
Retained earnings	165,870	160,980
Accumulated other comprehensive loss	(6,055)	(13,282)
Total shareholders' equity	283,219	265,886
Total liabilities and shareholders' equity	$426,046	$434,370

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2025	2024

Operating activities
Net income	$4,890	$14,106
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation of fixed assets	944	838
Amortization of internal-use software and intangibles	1,457	213
Amortization of developed technology acquired	166	38
Deferred income taxes	(556)	(8,861)
Share-based compensation	5,029	4,429
Changes in operating assets and liabilities	(16,276)	(9,665)
Net cash (used in) provided by operating activities	(4,346)	1,098
Investing activities
Capital expenditures	(633)	(869)
Net cash used in investing activities	(633)	(869)
Financing activities
Debt repayments	(12,000)	—
Repurchase of common shares to satisfy employee tax withholding	(924)	(925)
Net cash used in financing activities	(12,924)	(925)
Effect of exchange rate changes on cash	426	(84)
Net decrease in cash and cash equivalents	(17,477)	(780)
Cash and cash equivalents at beginning of period	73,041	144,891
Cash and cash equivalents at end of period	$55,564	$144,111

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2025	2024
Net income	$4,890	$14,106
Income tax benefit	(41)	(6,734)
Income before taxes	4,849	7,372
Depreciation of fixed assets	944	838
Amortization of internal-use software and intangibles	1,457	251
Amortization of developed technology acquired	166	38
Interest expense (income), net	(230)	(1,782)
EBITDA (a)	7,186	6,717
Share-based compensation	5,029	4,429
Other charges, net	256	550
Other non-operating (income) expense, net	(98)	157
Legal settlements	114	265
Adjusted EBITDA (b)	$12,487	$12,118

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands, except per share data)	2025	2024
Net income	$4,890	$14,106
Amortization of developed technology acquired	166	38
Amortization of internal-use software and intangibles	1,457	251
Share-based compensation	5,029	4,429
Other charges, net	256	550
Legal settlements	114	265
Tax events (a)	(1,025)	(10,180)
Income tax adjustments	(1,602)	(1,148)
Adjusted net income (b)	$9,285	$8,311

Basic weighted average shares outstanding	27,794	27,134
Diluted weighted average shares outstanding	28,289	28,127

Adjusted basic earnings per share (c)	$0.33	$0.31
Adjusted diluted earnings per share (c)	$0.33	$0.30

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2025	2024
Net cash (used in) provided by operating activities	$(4,346)	$1,098
Capital expenditures	(633)	(869)
Free cash flow (a)	$(4,979)	$229

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures